CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No.100 to Registration Statement No. 333-176976 on Form N-1A of our reports dated December 21, 2018, relating to the financial statements and financial highlights of First Trust Preferred Securities and Income ETF, First Trust Managed Municipal ETF, First Trust Long/Short Equity ETF, First Trust Emerging Markets Local Currency Bond ETF, First Trust RiverFront Dynamic Asia Pacific ETF, First Trust RiverFront Dynamic Developed International ETF, First Trust RiverFront Dynamic Europe ETF, First Trust RiverFront Dynamic Emerging Markets ETF, and First Trust Institutional Preferred Securities and Income ETF, appearing in the Annual Reports on Form N-CSR for First Trust Exchange-Traded Fund III as of and for the year ended October 31, 2018, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Information for Investors in the United Kingdom", "Miscellaneous Information", "AIFM Directive Disclosures", and "Financial Statements" in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois
February 27, 2019